Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements listed below of Marathon Oil Corporation of our report dated March 3, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 3, 2006 relating to the financial statement schedule, which appears in this Form 10-K.

On Form S-3:		Relating to:

File No.	33-57997	Dividend Reinvestment Plan
	333-88947	Dividend Reinvestment and Direct Stock Purchase Plan
	333-99223	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants, Stock Purchase Contracts/Units and Preferred Securities
	333-99223-01	Marathon Financing Trust I
	333-99223-02	Marathon Financing Trust II

On Form S-8:		Relating to:

File No.	33-41864	1990 Stock Plan
	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	333-86847	1990 Stock Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 3, 2006